Fourth Quarter & Fiscal Year 2021 Earnings Review United Bankshares, Inc. January 27, 2022 Exhibit 99.2

Forward Looking Statements This presentation and statements made by United Bankshares, Inc. (“United”) and its management contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the merger (the “Merger”) between Community Bankers Trust Corporation (“Community Bankers Trust”) and United that was completed on December 3, 2021; (ii) United’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; (iii) the effect of the COVID-19 pandemic; and (iv) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations managements of United and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of United. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic, on United, its colleagues, the communities United serves, and the domestic and global economy; (2) uncertainty in U.S. fiscal and monetary policies, including the interest rate policies of the Federal Reserve Board; (3) volatility and disruptions in global capital and credit markets; (4) reform of LIBOR; (5) the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those involving the OCC, Federal Reserve, FDIC, and CFPB; (6) the effect of changes in the level of checking or savings account deposits on United’s funding costs and net interest margin; (7) future provisions for credit losses on loans and debt securities; (8) changes in nonperforming assets; (9) risks relating to the merger with Community Bankers Trust, including the successful integration of operations of Community Bankers Trust, the expected growth opportunities and costs savings from the Merger, and deposit attrition, operating costs, customer losses and business disruption following the Merger; (10) competition; and (11) changes in legislation or regulatory requirements. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed United’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC's Internet site (http://www.sec.gov). United cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning United or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. United does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made. IMPORTANT INFORMATION

Achieved record Net Income of $367.7 million and record Diluted Earnings Per Share of $2.83 Generated Return on Average Assets of 1.35%, Return on Average Equity of 8.30%, and Return on Average Tangible Equity* of 14.18% Closed the merger with Community Bankers Trust Corporation (ESXB) on December 3, 2021, and successfully completed the integration and core systems conversions Increased dividends to shareholders for the 48th consecutive year (current dividend yield of 3.9% based upon recent prices) Asset quality remains sound and Non-Performing Assets decreased 31.8% YTD Strong expense control with an efficiency ratio of 57.01% (inclusive of merger-related expenses) Capital position remains robust and liquidity remains sound 2021 HIGHLIGHTS *Non-GAAP measure. Refer to appendix.

ESXB MERGER UPDATE

New Franchise Footprint


Pittsburgh
Philadelphia
Dayton
incinnati
Baltimore
Washington
Charleston
Charlottesville
Lynchburg
Richmond
Newport News
Norfolk
Hampton
Virginia Beach
Winston-Salem
Durham
Greensboro
Raleigh
Asheville
Charlotte
Fayetteville
Greenville
Columbia
Atlanta
Augusta
Savannah
UBSI
ESXB

Update

- Closed the merger with Community Bankers Trust Corporation (ESXB) on December 3, 2021
- Strategically connects UBSI's Mid-Atlantic and Southeast footprint
- Adds to existing presence in Washington D.C. MSA
- Expands footprint into the contiguous markets of Baltimore and Annapolis in Maryland, and Richmond, Lynchburg, and the Northern Neck of Virginia
- ESXB had total assets of ~$1.8 billion, portfolio loans of ~$1.3 billion, and deposits ~$1.5 billion
- Issued ~7.1 million shares of UBSI common stock
- Successfully completed the integration and core systems conversions
- Expense savings are in-line with announced targets and fully realized beginning in 1Q22

Source: S&P Global Market Intelligence
Note: Locations include mortgage origination and servicing branches

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Linked-Quarter (LQ) Net Income was $73.9 million in 4Q21 compared to $92.2 million in 3Q21, with diluted EPS of $0.56 in 4Q21 compared to $0.71 in 3Q21. Net Interest Income increased $2.1 million due to increased average earnings assets as a result of organic growth and the ESXB acquisition, as well as a decline of $1.0 million in interest expense. Offsetting the increase were declines in loan accretion on acquired loans and PPP loan fee income of $1.9 million and $2.8 million, respectively. Provision Expense was $(7.4) million in 4Q21 compared to $(7.8) million in 3Q21. Included within the 4Q21 total was provision expense of $12.3 million related to the purchased non-credit deteriorated loans acquired from ESXB. Noninterest Income decreased $14.6 million due primarily to a decrease of $14.7 million in income from mortgage banking activities. Noninterest Expense increased $9.5 million due primarily to an increase of $7.3 million in merger-related expenses. EARNINGS SUMMARY

PERFORMANCE RATIOS *Non-GAAP measure. Refer to appendix. FY 2017 was impacted by $26.8 million in pre-tax merger related expenses and $37.7 million in additional tax expense related to the Tax Act. FY 2020 was impacted by COVID-19, CECL ACL build, pre-tax merger-related expenses of $54.2 million, and breakage fees of $10.4 million on three FHLB advance payoffs, largely offset by strong mortgage banking income. FY 2021 was impacted by pre-tax merger-related expenses of $21.4 million, offset by CECL ACL releases. Strong profitability and expense control

Reported Net Interest Margin decreased from 2.98% to 2.94% LQ mainly due to declines in loan accretion on acquired loans and declines in PPP loan fee income of $1.9 million and $2.8 million, respectively. Linked-quarter Net Interest Income (FTE) was up $2.1 million due to increased average earnings assets as a result of organic growth and the ESXB acquisition, as well as a decline of $1.0 million in interest expense. Offsetting the increase were declines in loan accretion on acquired loans and PPP loan fee income. Year 1 of a +100 bps rate shock scenario shows projected NII up ~2.7% (compared to base case projection). Total remaining unamortized PPP fees (net of costs) were $10.4 million as of 12/31/21. Scheduled purchase accounting loan accretion is estimated at $14.5 million for FY 2022 and $12.3 million for FY 2023 (includes the impact from the ESXB merger). NET INTEREST INCOME AND MARGIN

Linked-Quarter loan balances increased $1.3 billion driven by the loans acquired in the ESXB merger. Excluding the impact of the merger and PPP loans, total loans increased $105 million (2.5% annualized) compared to 3Q21. In 3Q21, total loans increased $227 million (5.6% annualized) compared to 2Q21, excluding the impact of PPP loans. Loan balances within the North Carolina & South Carolina markets were up ~15.5% YTD (excluding PPP). Non Owner Occupied CRE to Total Risk Based Capital was ~236% at 4Q21. CRE portfolio remains diversified among underlying collateral types. Total purchase accounting-related fair value discount on loans is $66 million as of 12/31/21. Total COVID-19 loan deferrals have declined from a high of $3.3 billion (~18% of total loans) at 6/30/20 to ~$18 million (<1% of total loans) as of 12/31/21. LOAN SUMMARY (EXCLUDES LOANS HELD FOR SALE) $ in millions

End of Period Balances (000s) 9/30/21 12/31/21 Non-Accrual Loans $37,689 $36,028 90-Day Past Due Loans $14,827 $18,879 Restructured Loans $37,752 $35,856 Total Non-performing Loans $90,268 $90,763 Other Real Estate Owned $16,696 $14,823 Total Non-performing Assets $106,964 $105,586 Non-performing Loans / Loans 0.54% 0.50% Non-performing Assets / Total Assets 0.39% 0.36% Annualized Net Charge-offs / Average Loans (0.03)% 0.00% Allowance for Loan & Lease Losses (ALLL) $210,891 $216,016 ALLL / Loans, net of earned income 1.26% 1.20% Allowance for Credit Losses (ACL) $236,082 $247,458 ACL / Loans, net of earned income 1.41% 1.37% NPAs decreased $1.4 million (1.3%) compared to 3Q21 and decreased $49.2 million (31.8%) for the full year. ACL increased $11.4 million LQ driven by the increased loan balances associated with the ESXB acquisition. Day 1 ESXB ACL impact was $25.9 million. PPP loans are included within the ratios above ($412 million at 9/30/21 and $302 million at 12/31/21). United adopted CECL effective 01/01/20. CREDIT QUALITY

Diversified portfolio with strong underwriting practices and ongoing monitoring Portfolio Portfolio Balance ($ MM) % Total Loans Commercial Retail CRE 1,273 7.1% Hotels 846 4.7% Entertainment & Recreation 227 1.3% Healthcare & Senior Living 208 1.2% Restaurants 195 1.1% Energy (Direct & Indirect) 158 0.9% Consumer Residential Mortgage 2,419 13.4% Indirect Auto 1,159 6.4% Home Equity 457 2.5% Other Consumer 57 0.3% Total commercial deferrals have declined to $14 million (~0.1% of total commercial loans) as of 12/31/21. Retail CRE: Top 20 loans make up ~41% of the total balance. Average LTV for the top 20 is ~58%, and majority are anchored by nationally recognized essential businesses. Hotels: Top 20 loans make up ~39% of the total balance. Average LTV for the top 20 is ~56%. As of 12/31/21, the allowance for the hotel portfolio was $22.0 million. Consumer deferrals total $4 million, or ~0.1% of total consumer loans as of 12/31/21. Weighted average FICO score for the consumer portfolio is ~746 (based on most recently available system data). Data as of 12/31/21. LTVs calculated using current balances with most recently available collateral values. SELECT LOAN PORTFOLIO DETAILS

PPP Loan Activity Originated over 13,500 loans for $1.8 billion since program inception in 2020 Maintained an “all hands on deck” approach in order to assist as many customers as possible Outstandings decreased $109 million in 4Q21 Remaining outstandings at 12/31/21: Over 2,900 loans totaling $302 million Average loan balance: $102,509 Median loan balance: $26,371 PPP Fees Recognized, net of costs ($ millions)* 4Q20 1Q21 2Q21 3Q21 4Q21 $6.98 $11.31 $9.02 $7.85 $5.04 *Remaining unamortized fees of $10.4 million at 12/31/21. PPP Loans Outstanding ($ millions) 4Q20 1Q21 2Q21 3Q21 4Q21 $1,182 $1,203 $790 $412 $302 PAYCHECK PROTECTION PROGRAM (PPP)

Strong core deposit base with 39% of deposits in Non Interest Bearing accounts. LQ deposits increased $1.5 billion driven by the balances acquired in the ESXB merger. Enviable deposit franchise with an attractive mix of both high growth MSA’s and stable, rural markets with a dominant market share position. Top 10 Deposit Markets by MSA (as of 6/30/21) MSA Total Deposits In Market ($000) Number of Branches Rank Washington, DC 10,389,699 63 7 Charleston, WV 1,458,733 8 2 Morgantown, WV 1,279,427 6 1 Myrtle Beach, SC 837,090 11 5 Richmond, VA 821,453 12 8 Parkersburg, WV 749,485 4 1 Hagerstown, MD 643,632 6 3 Charleston, SC 637,937 8 8 Wheeling, WV 520,225 6 2 Charlotte, NC 518,579 7 17 $ in millions Source: S&P Global Market Intelligence DEPOSIT SUMMARY

West Virginia #2 in the state (second only to Truist) with $6.1 billion in deposits. United ranks #1 or #2 in deposit market share within its top 5 largest markets in the state. United continues to build franchise value with an attractive mix of both high growth MSA’s and stable, rural markets with a dominant market share position. Further growth opportunities exist to expand our presence in some of the most desirable banking markets in the nation. These dynamics uniquely position our franchise and contribute to making United one of the most valuable banking companies in the Southeast and Mid-Atlantic. Washington D.C. MSA #1 regional bank (#7 overall) with $10.4 billion in deposits. United has increased deposit market share in the D.C. MSA from #15 in 2013 to #7 in 2021, with total deposits increasing from $2.1 billion to $10.4 billion. Virginia- #7 in the state with $9.3 billion (including VA deposits within the D.C. MSA). North Carolina #17 in the state with $2.0 billion. Select MSAs: #17 in Charlotte #28 in Raleigh #13 in Wilmington #11 in Greenville #1 in Washington #8 in Rocky Mount #10 in Fayetteville South Carolina #10 in the state with $1.9 billion. Select MSAs: #8 in Charleston #5 in Myrtle Beach #13 in Greenville #16 in Columbia ATTRACTIVE DEPOSIT MARKET SHARE POSITION Source: S&P Global Market Intelligence; Data as of 6/30/21

End of Period Ratios / Values 9/30/21 12/31/21** Common Equity Tier 1 Ratio 13.5% 13.4% Tier 1 Capital Ratio 13.5% 13.4% Total Risk Based Capital Ratio 15.7% 15.4% Leverage Ratio 10.4% 11.0% Total Equity to Total Assets 16.1% 16.1% *Tangible Equity to Tangible Assets (non-GAAP) 10.1% 10.2% Book Value Per Share $34.29 $34.60 *Tangible Book Value Per Share (non-GAAP) $20.11 $20.59 Capital ratios remain significantly above regulatory “Well Capitalized” levels and exceed all internal capital targets. United did not repurchase any common shares during 4Q21 or 3Q21. As of 12/31/21, there were 3,033,796 shares available to be repurchased under the approved plan. *Non-GAAP measure. Refer to appendix. **Regulatory ratios are estimates as of the earnings release date. CAPITAL RATIOS AND PER SHARE DATA

MORTGAGE BANKING

GEORGE MASON MORTGAGE, LLC
A Subsidiary of United Bank

CRESCENT MORTGAGE

	Three Months Ended		Full Year	
(000s)	9/30/21	12/31/21	2020	2021
Applications	$1,893,870	$1,534,311	$9,988,227	$8,088,453
Loans Originated	$1,385,871	$1,287,629	$6,648,247	$6,242,246
Loans Sold	$1,470,928	$1,273,014	$6,393,394	$6,439,598
Purchase Money %	69%	69%	47%	61%
Realized Gain on Sale Margin	3.00%	3.02%	3.63%	3.31%
Locked Pipeline (EOP)	$648,706	$448,889	$989,640	$448,889
Loans Held for Sale (EOP)	$493,299	$504,416	$718,937	$504,416
Balance of Loans Serviced (EOP)	$3,723,206	$3,698,998	$3,587,953	$3,698,998
Total Income	$47,390	$33,530	$285,038	$193,713
Total Expense	$31,787	$29,147	$140,628	$138,508
Income Before Tax	$15,603	$4,383	$144,410	$55,205
Net Income After Tax	$12,424	$3,507	$116,712	$43,930

- Mortgage Banking Segment represents George Mason Mortgage and Crescent Mortgage Company. George Mason Mortgage, founded in 1980, is headquartered in the Washington D.C. MSA with 13 retail offices located throughout Virginia, Maryland, North Carolina, and South Carolina. Crescent Mortgage Company, founded in 1993, is headquartered in Atlanta, Georgia, and is primarily a correspondent/wholesale mortgage company approved to originate loans in 48 states partnering with community banks, credit unions and mortgage brokers.
- The quarterly net fair value impact on mortgage banking derivatives and loans held for sale was $(2.1) million in 3Q21 and $(6.8) million in 4Q21.

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Select guidance is being provided for 2022. Our outlook may change if the expectations for these items vary from current expectations. Balance Sheet: Expect loan growth, excluding PPP loans and loans held for sale, to be in the mid single digits for 2022 (compared to end of period balance). Loan pipelines continue to be very strong. Expect to opportunistically increase investment portfolio balances. Net Interest Income / Net Interest Margin: Expect the net interest margin, excluding PPP fees and loan purchase accounting accretion, to increase throughout 2022 (compared to 4Q21). Net interest income expected to be in the range of $780 million to $800 million (assuming two 25 basis point rate hikes). Non Interest Income: Expect non interest income, excluding mortgage banking revenue and gain / loss on investments, to increase mid single digits in 2022 (compared to FY 2021). Mortgage banking revenue will be subject to industry trends, gain on sale margins, and mix of secondary market versus portfolio production. Mortgage banking revenue currently estimated at ~$125 million (+/-). Non Interest Expense: Expect non interest expense to be in the range of $570 million to $580 million. Expense savings from the ESXB merger are in-line with previously announced targets and fully realized beginning in 1Q22. Effective Tax Rate: Estimated at approximately 20.0% to 20.5%. Capital: Expect to be active in the stock buyback program during 2022. 2022 OUTLOOK

Excellent franchise with long-term growth prospects Current income opportunity with a dividend yield of 3.9% (based upon recent prices) High-performance bank with a low-risk profile Experienced management team with a proven track record of execution High level of insider ownership 48 consecutive years of dividend increases evidences United’s strong profitability, solid asset quality, and sound capital management over a very long period of time Attractive valuation with a current Price-to-Earnings Ratio of 14.7x (based upon median 2022 street consensus estimate of $2.54 per Bloomberg) INVESTMENT THESIS

APPENDIX

Merger-related expense detail ESXB MERGER- ADDITIONAL INFORMATION 1Q21 2Q21 3Q21 4Q21 YTD Provision --- --- --- $12.3 $12.3 Employee Comp. --- --- --- $2.6 $2.6 Data Processing --- --- --- $3.5 $3.5 Other Expense --- $0.2 $0.8 $2.0 $3.0 Total --- $0.2 $0.8 $20.4 $21.4 *In millions Day 1 purchase accounting marks (net mark) Other information 12/03/2021 Value Preliminary Goodwill $76.5 Core Deposit Intangible $3.4 Allowance for Credit Losses (including unfunded) $25.9 Fair value mark (preliminary) Loans $(8.4) Investments $6.8 Trust Preferred Debt / Sub Debt $(0.4) Buildings / Land $0.3 Interest Bearing Deposits $2.7 FHLB Advances $0.5

Source:S&P Global Market Intelligence Closed 3Q 2011 Closed 1Q 2014 Closed 2Q 2017 Closed 2Q 2020 Closed 4Q 2021 SUCCESSFUL ACQUISITIONS ADVANCING GROWTH AND ENHANCING FRANCHISE VALUE Closed 2Q 2016

(dollars in thousands) 2017 2018 2019 2020 2021 (1) Return on Average Tangible Equity (A) Net Income (GAAP) $150,581 $256,342 $260,099 $289,023 $367,738 Average Total Shareholders' Equity (GAAP) $2,959,293 $3,268,944 $3,336,075 $3,956,969 $4,430,688 Less: Average Total Intangibles (1,319,109) (1,519,175) (1,511,501) (1,716,738) (1,837,609) (C) Average Tangible Equity (non-GAAP) $1,640,184 $1,749,769 $1,824,574 $2,240,231 $2,593,079   Formula: Net Income/Average Tangible Equity   Return on Average Tangible Equity (non-GAAP) 9.18% 9.58% 14.65% 14.26% 12.90% 14.18%                   RECONCILIATION OF NON-GAAP ITEMS

(dollars in thousands)   9/30/2021 12/31/2021     (2) Tangible Equity to Tangible Assets     Total Assets (GAAP) $ 27,507,517 $ 29,328,902   Less: Total Intangibles (GAAP) (1,832,564) (1,910,907)     Tangible Assets (non-GAAP) $ 25,674,953 $ 27,417,995         Total Shareholders' Equity (GAAP)   $ 4,430,766 $ 4,718,628     Less: Total Intangibles (GAAP)   (1,832,564) (1,910,907)   Tangible Equity (non-GAAP)   $ 2,598,202 $ 2,807,721   Tangible Equity to Tangible Assets (non-GAAP)   10.1% 10.2%           (3) Tangible Book Value Per Share:   Total Shareholders' Equity (GAAP) $ 4,430,766 $ 4,718,628   Less: Total Intangibles (GAAP) (1,832,564) (1,910,907)   Tangible Equity (non-GAAP) $ 2,598,202 $ 2,807,721   ÷ EOP Shares Outstanding (Net of Treasury Stock) 129,203,774 136,392,758   Tangible Book Value Per Share (non-GAAP) $20.11 $20.59             RECONCILIATION OF NON-GAAP ITEMS (CONT.)